UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): February 23, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


             671 Westburne Dr, Concord, Ontario L4K 4Z1, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

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          (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
















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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF
PRINCIPAL OFFICERS.


Election of Officers. On February 23, 2015 the Board of Directors of Empire Global Corp. (the "Company") appointed Mr. Alessandro Marcelli to serve as President and Mr. Catalin Radu as Vice President taking effect immediately.

Alessandro Marcelli will serve as our President and brings 20 years of professional experience in the technology industry having a broad range of applicable cross border experience including a key role as Project Manager of Software with NATO working within the Turkish Army. He was employed with Vodafone Group PLC for 12 years as manager of the operational and maintenance center for central and south Italy operations.

Mr. Marcelli has extensive experience in communications, team building as well as management skills in fast changing environments. Since 2007, Mr. Marcelli has been the COO and Managing Director of Multigioco Srl. and has been instrumental in its growth, expanding the Newgioco/Multigioco brand to over EUR 77 Million in gross annual gaming turnover during his tenure.

Catalin Radu will serve as our Vice President and is currently one of our directors and the Managing Director of the Delamore & Owl Group in Romania and the Balkans in charge of leading D&O's initiative in the local market. He graduated from Military Academy and became an officer in Romanian Army for several decades.

Mr. Radu was a leader in the online gaming industry between 2005 through 2011. He founded Royalcenter Ltd. a Maltese enterprise with a Class 3 LGA licence in Malta offering an online poker platform known as "Dracula Poker". Mr. Radu was instrumental in procuring a team of specialist including experts in various programming fields, data base development, networking, graphics, fraud detection and financial transactions to create the software and online platform. The enterprise grew to over 100,000 registered users and in excess of 40,000 players and organized the first live poker tournament in Romania in cooperation with Platinum Casino. In addition, he owned a gaming magazine and a television program named "Royal Flush" as well as forming numerous synergies incorporating cooperative ventures with reputable gaming enterprises such as Bet365, Party Poker, SportingBet among others.

Mr. Radu also brings well over 10 years of experience in business development significantly in the online gaming space. He has dedicated himself to operational and management activities specifically in infrastructure development and internet business.

On the appointment of Mr. Marcelli and Mr. Radu, the officers of the corporation are as follows:

          Michele (Mike) Ciavarella - CEO and Chairman
                Alessandro Marcelli - President
                       Catalin Radu - Vice President and Director


Item 8.01 OTHER EVENTS

On February 23, 2015 the Company appointed Mr. Marcelli and Mr. Radu to the Advisory Committee to take effect immediately.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit 99.1 - Press Release dated February 23, 2015.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  February 23, 2015.                EMPIRE GLOBAL CORP.


                                     Per: /s/ Michele Ciavarella, B.SC
                                         ------------------------------
                                          Michele Ciavarella
                                          Chairman of the Board
                                          Chief Executive Officer